EXHIBIT 10.2


                          SUBORDINATION AGREEMENT

                                                   January 4, 1996


Safeguard Scientifics (Delaware), Inc.
800 The Safeguard Building
435 Devon Park Drive
Wayne, PA  19087

Gentlemen:

      As you know, Knowledge Solutions, Inc. (the "Debtor") has obtained or will obtain a loan from Competitive Technologies, Inc. ("CTI") in the amount of $50,000, to be evidenced by a subordinated secured convertible note.

      To induce Safeguard Scientifics (Delaware), Inc. ("Safeguard") to make a $50,000 loan to the Debtor, to be evidenced by a secured convertible note, the CTI agrees with Safeguard as follows:

      1. Any indebtedness now existing or hereinafter contracted and owing by the Debtor to Safeguard, notice of the creation, existence, extension and renewal of such indebtedness being hereby waived by CTI, shall have priority over the aforesaid debt of the Debtor to CTI. The indebtedness owed to Safeguard by the Debtor shall be paid prior to any payment of the principal indebtedness now existing or hereafter due by the Debtor to CTI.

      2. CTI shall not ask, demand, sue for, take or receive any payment from the Debtor of all or any part of the aforesaid principal indebtedness so owing by the Debtor to CTI, nor take or receive any loan, advances or gifts from the Debtor, unless and until any and all indebtedness of the Debtor to Safeguard, whether now existing or hereinafter arising, shall have been paid in full, including accrued interest.

      3. As may be from time to time directed by Safeguard, CTI shall instruct the Debtor to make such entry or notion on the books and records of the Debtor which shall refer to the existence of this agreement and the provisions hereof.

      4. CTI further agrees that upon any transfer, distribution or sale of the assets of the Debtor or in the event of an adjustment or refinancing of the indebtedness of the Debtor, whether by reason of liquidation, dissolution, bankruptcy or reorganization, receivership, or any other action or proceeding or the application of assets of the Debtor to the payment or liquidation of any of its indebtedness to CTI, Safeguard shall be entitled to receive payment in full of any and all indebtedness then owing to Safeguard by the Debtor prior to the payment of all or any part of the indebtedness owing by the Debtor to CTI.

      5. Safeguard is hereby irrevocably authorized and empowered in its discretion to make and present, for and on behalf of CTI, such proofs or claims against the Debtor or in any bankruptcy, insolvency or receivership proceeding on account of the indebtedness hereby subordinated as Safeguard may deem expedient or proper. In addition, Safeguard is empowered to vote such proofs or claims in any such proceeding and to receive and collect any and all dividends or any payments or disbursements made thereon in whatever form the same may be paid or issued and to apply same on account of any indebtedness owed to Safeguard by Debtor, provided that, after Safeguard has received amounts in respect of all proofs and claims of Safeguard and CTI equal to all of Debtor's indebtedness to Safeguard, Safeguard shall remit all such further amounts to CTI.

      6. Upon any breach of this agreement by CTI or the Debtor, all indebtedness then owing by the Debtor to Safeguard shall at Safeguard's option, become due and payable. Any funds or property of any kind received by CTI in violation of this agreement shall be held by CTI in trust for Safeguard and shall be paid or delivered over to Safeguard upon demand.

      7. CTI further agrees to execute and deliver to Safeguard such assignments or other instruments as may be required in order to enable Safeguard to enforce or to carry out any and all terms of this agreement and to collect any and all dividends or other disbursements which may be made at any time on account of any indebtedness by the Debtor to CTI.

      8. This Agreement shall be binding upon all parties hereto and their respective heirs, assigns, successors, executors and administrators.

                                  COMPETITIVE TECHNOLOGIES, INC.


                                  By:   s/ Frank R. McPike, Jr.
                                         Vice President
Accepted and agreed:

SAFEGUARD SCIENTIFICS (DELAWARE), INC.

By:


      The Debtor having received a true copy of this Subordination Agreement herein acknowledges its understanding of and agreement to the terms of this Subordination Agreement.

KNOWLEDGE SOLUTIONS, INC.


By: s/ George M. Stadler